EXHIBIT 10.4

SUPPLEMENTAL PENSION PLAN AGREEMENT

SUPPLEMENTAL PENSION PLAN AGREEMENT made as of the ___   day of __________  .

BETWEEN:

FLINT ENERGY SERVICES LTD., a company having its Head Office in the City of Calgary, Alberta (“the “Company”)

- and -

_____________ (the “Employee”)

 WHEREAS, the amount of pension plan benefits in respect of the Employee in any year under the terms of the retirement plans are limited by reason of the Income Tax Act (Canada);

AND WHEREAS, effective  ________________, the Company established a plan to supplement the registered pension plan benefits that are provided to the Employee under the retirement plans;

  NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the continued employment of the Employee by the Company, the parties hereto agree as follows:

1.	Definitions

The following expressions, where used herein, shall have the following meaning unless the context indicates otherwise:

(a)	“Agreement” shall mean the Supplemental Pension Plan Agreement entered into between the Company and the Employee, as amended from time to time.

(b)
“Beneficiary’ shall mean, on the date such determination is being made, the individual or individuals designated to receive the value of the benefits payable under this Agreement, in the event of death.  In the absence of a valid designation, the benefits shall be paid to the Employee’s estate.  A beneficiary designation is effective under this Agreement only if received by the Company in writing in a form acceptable to the Company.

(c)
“Earnings” shall mean the base salary received from the Company by the Employee, as defined by the terms of the Pension Plan for Salaried Employees of Flint Integrated Services Inc. for the purposes of this Agreement.  For purposes of this Agreement, Earnings for a period during which the Employee is in receipt of benefits from a long-term disability plan sponsored by the Company shall be deemed to be equal to the Employee’s Earnings in effect immediately prior to the Employee becoming disabled.

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(d)
“Interest” for the purposes of Notional Account and Notional Contributions shall mean interest at a rate compounded annually from January 1st to the last day of the month in which a determination thereof is to be made.  The rate of Interest shall be five percent (5.00%) per annum.  Interest shall be deemed to be credited annually to the Employee’s Notional Account and Notional Contribution balances with Interest at the end of the previous calendar year.  Interest on contributions deemed made during the calendar year shall be credited annually at ½ of the rate of Interest.

(e)
“Notional Account” shall mean a notional investment account established on behalf of the Employee which is deemed to consist of the Notional Contributions made by the Company along with Interest attributed to such contributions.

(f)	“Notional Contributions” shall mean, in respect of the Employee, the contributions credited to the Notional Account in accordance with paragraph (b) of Section 2 of this Agreement.

2.	Notional Contributions

(a)	The Employee is not required nor permitted to make contributions under this Agreement.

(b)
The Company shall credit each year to the Employee’s Notional Account a Notional Contribution in an amount equivalent to the difference between 5% of the Employee’s Earnings and the maximum contributions for the current year allowable under the Income Tax Act payable on the Normal Retirement Date of the Employee or such later date as agreed to by the Company.

3.           Vesting

All Notional Contributions under this Agreement shall fully vest in the Employee immediately.

4.	Payment of Retirement Benefits:

In the event that the Employee’s employment with the Company ceases and after the Employee is vested in accordance with Section 3 of this Agreement, the Employee shall be entitled to a lump sum amount equal to the balance in the Employee’s Notional Account as at the Employee’s date of termination.

5.	Currency

All payments to be made hereunder shall be payable in lawful money of Canada in cash or by cheque, money order or warrant.

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6.	Funding

The Company shall not fund any of the benefits accruing under this Agreement in advance of their due dates.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written.

By:
FLINT ENERGY SERVICES LTD.

AND

By:

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